As filed with the U.S. Securities and Exchange Commission on January 31, 2025.

Registration No. 333-269657

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 11 TO

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EPWK HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	7389	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Building #2, District A, No. 359 Chengyi Rd.,

The third phase of Xiamen Software Park

Xiamen City, Fujian Province

The People’s Republic of China, 361021

+86 400-6999467

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Fang Liu, Esq.	Michael Blankenship
VCL Law LLP	Winston & Strawn LLP
1945 Old Gallows Road, Suite 260	800 Capitol Street, Suite 2400
Vienna, VA 22182	Houston, TX 77002
(703) 919-7285	(713) 651-2600

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 11 to the Registration Statement on Form F-1 (File No. 333-269657) is being filed solely to file certain exhibits thereto. This Amendment No. 11 does not modify any provision of the preliminary prospectus contained in Part I. Accordingly, the preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our second amended and restated articles of association, which will become effective upon completion of this offering, provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former secretary’s or officer’s duties, powers, authorities or discretions; and

(b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary or any of our officers in respect of any matter identified in above on condition that the secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

The Underwriting Agreement, the form of which has been filed as Exhibit 1.1 to this Registration Statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

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Purchaser	Date of Issuance	Number of Securities	Consideration
Ordinary Shares*
CZB Holdings Limited	March 24, 2022	158,072	$15.8072
HCHX Holdings Limited	March 24, 2022	200,000	$20.00
HGH Holdings Limited	March 24, 2022	1,185,316	$118.5316
HYSH Holdings Limited	March 24, 2022	182,514	$18.2514
LXN Holdings Limited	March 24, 2022	279,550	$27.955
KTYX Holdings Limited	March 24, 2022	309,153	$30.9153
YBL Holdings Limited	March 24, 2022	78,432	$7.8432
HZY Holdings Limited	March 24, 2022	311,498	$31.1498
SZLT Holdings Limited	March 24, 2022	231,415	$23.1415
JMCT Investment Limited	March 24, 2022	511,945	$51.1945
Xiamen Xinglin Construction and Development Co., Ltd.	March 24, 2022	323,055	$32.3055
EPWK Holdings Limited	March 24, 2022	93,889	$9.3889
ZHFY Holdings Limited	March 24, 2022	189,687	$18.9687
ZHYP Holdings Limited	March 24, 2022	31,614	$3.1614
YJSKL Holdings Limited	March 24, 2022	308,950	$30.895
HZN Holdings Limited	March 24, 2022	1,038,541	$103.8541
YPHL Holdings Limited	March 24, 2022	493,785	$49.3785
YPGH Holdings Limited	March 24, 2022	237,483	$23.7483
ZXL Holdings Limited	March 24, 2022	220,915	$22.0915
Class A Ordinary Shares
HYSH Holdings Limited		182,514	-
CZB Holdings Limited		158,072	-
HCHX Holdings Limited		200,000	-
LXN Holdings Limited		279,550	-
KTYX Holdings Limited		309,153	-
YBL Holdings Limited		78,432	-
HZY Holdings Limited		311,498	-
SZLT Holdings Limited		231,415	-
JMCT Investment Limited		511,945	-
Xiamen Xinglin Construction and Development Co., Ltd.		323,055	-
EPWK Holdings Limited		93,889	-
ZHFY Holdings Limited		189,687	-
ZHYP Holdings Limited		31,614	-
YJSKL Holdings Limited		308,950	-
HZN Holdings Limited		1,038,541	-
YPHL Holdings Limited		493,785	-
YPGH Holdings Limited		237,483	-
ZXL Holdings Limited		220,915	-

*	On December 29, 2022, our shareholders approved the re-designation of 1,185,316 of our already issued ordinary shares held by HGH Holdings Limited into 1,185,316 Class B Ordinary Shares. On December 29, 2022, we repurchased 5,200,498 of our already issued ordinary shares, re-designated them into Class A Ordinary Shares, and issued 5,200,498 Class A Ordinary Shares to eighteen (18) shareholders.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-3 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

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ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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EXHIBIT INDEX

Exhibit No.	Description
1.1***	Form of Underwriting Agreement
3.1***	Memorandum and Articles of Association
3.2***	Amended and Restated Memorandum and Articles of Association
3.3***	Second Amended and Restated Memorandum and Articles of Association
4.1***	Specimen Certificate for Class A Ordinary Shares
4.2***	Form of Representative’s Warrant (included in Exhibit 1.1)
5.1***	Opinion of Ogier regarding the validity of the Class A Ordinary Shares being registered
5.2***	Opinion of VCL Law LLP regarding the enforceability of Representative’s Warrants
8.1***	Opinion of Ogier regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2***	Opinion of Dacheng regarding certain PRC tax matters (included in Exhibit 99.2)
10.1***	Form of Employment Agreement between Registrant and each of its executive officers
10.2***	Exclusive Business Cooperation Agreement between EPWK WFOE and EPWK VIE
10.3***	Form of Equity Pledge Agreement Amongst EPWK WFOE, EPWK VIE, and Shareholders of EPWK VIE
10.4***	Form of Call Option Agreement
10.5***	Form of Power of Attorney Granted by Shareholders of EPWK VIE
10.6***	The Registration Agreement
10.7***	EPWK Platform Service Agreement
10.8***	Task Submission and Publication Agreement
10.9***	Online Store Agreement
10.10***	Online VIP Store Service Agreement
10.11***	Service Agreement between EPWK VIE and Esignbao
10.12***	Service Agreement between EPWK VIE and Xiamen International Bank
10.13***	Form of Irrevocable Commitment Letter
10.14***	Form of Leasing Agreement
21.1***	List of Significant Subsidiaries and VIE of the Registrant
23.1*	Consent of WWC Professional Corporation
23.2***	Consent of Ogier (included in Exhibit 5.1)
23.3***	Consent of Beijing Dacheng Law Offices, LLP (Fuzhou)
24.1***	Power of Attorney
99.1***	Code of Business Conduct and Ethics of the Registrant
99.2***	Opinion of Dacheng, People’s Republic of China counsel to the Registrant, regarding certain PRC law matters and the validity of the VIE agreements
99.3***	Consent of Frost & Sullivan
99.4***	Consent of Independent Director Nominee (Li Yang)
99.5***	Consent of Independent Director Nominee (Xing Gao)
99.6***	Consent of Independent Director Nominee (Qingyun Yang)
99.7***	Audit Committee Charter
99.8***	Compensation Committee Charter
99.9***	Nominating and Corporate Governance Committee Charter
99.10***	Policy for the Recovery of Erroneously Awarded Compensation
107***	Filing Fee Table

*	Filed herewith
***	Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of the Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Xiamen, People’s Republic of China, January 31, 2025.

EPWK HOLDINGS LTD.

By:	/s/ Guohua Huang
Guohua Huang
Chief Executive Officer
(Principal Executive Officer)

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Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form F-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Guohua Huang	Chairman and Chief Executive Officer	January 31, 2025
Name: Guohua Huang	(principal executive officer)

/s/ Shuangquan Lin	Chief Operating Officer	January 31, 2025
Name: Shuangquan Lin

/s/ Conghui Lin	Chief Financial Officer (principal financial	January 31, 2025
Name: Conghui Lin	and accounting officer)

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York on January 31, 2025.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President

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